Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of Howard Hughes Holdings Inc. of our report dated March 11, 2026 relating to the financial statements of Vantage Group Holdings Ltd., which appears in Howard Hughes Holdings Inc.’s Current Report on Form 8-K/A dated July 15, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 14, 2026

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